Exhibit 99.1

Below are traditional and non-traditional segment results for Canada, EMEA and Asia Pacific operations for 2014 and 2013 (in thousands):

Canada Traditional Segment
(unaudited)	FISCAL 2014				FISCAL 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
Net premiums	$225,304	$248,031	$239,645	$240,409	$238,017	$233,476	$230,062	$237,458
Investment income, net of related expenses	46,879	49,425	49,647	47,659	49,854	50,918	49,444	51,770
Investment related gains (losses), net	(1,700)	4,165	(375)	2,355	3,039	3,722	6,494	3,747
Other revenue	961	(220)	761	569	208	302	(196)	531
Total revenues	271,444	301,401	289,678	290,992	291,118	288,418	285,804	293,506

Benefits and expenses:
Claims and other policy benefits	189,571	199,084	195,162	200,620	185,155	190,025	179,674	182,128
Interest credited	—	9	10	14	12	6	19	9
Policy acquisition costs and other insurance expenses	52,953	60,687	60,260	60,699	60,637	51,942	55,362	52,897
Other operating expenses	9,487	9,612	10,086	9,826	9,940	10,620	9,758	8,991
Total benefits and expenses	252,011	269,392	265,518	271,159	255,744	252,593	244,813	244,025

Income before income taxes	$19,433	$32,009	$24,160	$19,833	$35,374	$35,825	$40,991	$49,481

Canada Non-Traditional Segment
(unaudited)	FISCAL 2014				FISCAL 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
Net premiums	$5,540	$5,546	$5,491	$4,615	$5,254	$6,157	$6,005	$5,882
Investment income, net of related expenses	724	655	600	616	701	724	717	723
Investment related gains (losses), net	41	28	3	8	16	26	(22)	(12)
Other revenue	—	1,483	1,568	1,432	—	—	—	—
Total revenues	6,305	7,712	7,662	6,671	5,971	6,907	6,700	6,593

Benefits and expenses:
Claims and other policy benefits	5,185	4,209	6,271	4,451	4,543	6,559	5,337	5,098
Policy acquisition costs and other insurance expenses	151	150	149	131	195	192	191	222
Other operating expenses	338	342	358	350	299	322	294	272
Total benefits and expenses	5,674	4,701	6,778	4,932	5,037	7,073	5,822	5,592

Income before income taxes	$631	$3,011	$884	$1,739	$934	$(166)	$878	$1,001

Europe, Middle East and Africa Traditional Segment
(unaudited)	FISCAL 2014				FISCAL 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
Net premiums	$291,798	$286,403	$291,015	$288,191	$261,208	$260,225	$269,373	$278,569
Investment income, net of related expenses	11,824	12,113	13,050	15,099	10,783	12,921	12,377	13,131
Investment related gains (losses), net	3,724	8,920	3,540	7,008	1,743	428	1,274	5,404
Other revenue	404	(336)	2,878	(582)	460	2,515	(691)	(63)
Total revenues	307,750	307,100	310,483	309,716	274,194	276,089	282,333	297,041

Benefits and expenses:
Claims and other policy benefits	269,251	236,540	244,010	247,959	237,920	238,694	228,090	245,606
Interest credited	2,786	5,750	2,959	4,076	—	—	—	6,114
Policy acquisition costs and other insurance expenses	13,735	11,994	17,205	14,038	11,708	9,493	13,435	18,407
Other operating expenses	22,970	26,029	25,028	30,414	20,442	22,114	21,888	24,337
Total benefits and expenses	308,742	280,313	289,202	296,487	270,070	270,301	263,413	294,464

Income before income taxes	$(992)	$26,787	$21,281	$13,229	$4,124	$5,788	$18,920	$2,577

Europe, Middle East and Africa Non-Traditional Segment
(unaudited)	FISCAL 2014				FISCAL 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
Net premiums	$48,945	$54,481	$55,442	$57,694	$31,601	$31,955	$33,886	$53,926
Investment income, net of related expenses	1,545	8,558	16,141	28,799	646	702	483	991
Investment related gains (losses), net	98	12,904	206	2,314	29	12	49	37
Other revenue	7,519	8,275	10,640	9,237	1,117	1,411	13,100	5,410
Total revenues	58,107	84,218	82,429	98,044	33,393	34,080	47,518	60,364

Benefits and expenses:
Claims and other policy benefits	38,090	46,006	53,982	66,032	22,338	23,749	22,875	47,575
Policy acquisition costs and other insurance expenses	(470)	(502)	(738)	(646)	(101)	(97)	(87)	(524)
Other operating expenses	4,290	4,179	5,290	5,948	4,317	4,267	3,986	3,913
Total benefits and expenses	41,910	49,683	58,534	71,334	26,554	27,919	26,774	50,964

Income before income taxes	$16,197	$34,535	$23,895	$26,710	$6,839	$6,161	$20,744	$9,400

Asia Pacific Traditional Segment
(unaudited)	FISCAL 2014				FISCAL 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
Net premiums	$366,099	$390,494	$393,665	$390,652	$362,606	$348,539	$351,120	$372,567
Investment income, net of related expenses	20,303	21,502	21,899	20,785	18,058	17,798	18,889	22,662
Investment related gains (losses), net	121	1,949	(323)	1,192	560	470	1,666	304
Other revenue	366	51,593	2,776	3,363	(1,048)	4,702	1,955	3,695
Total revenues	386,889	465,538	418,017	415,992	380,176	371,509	373,630	399,228

Benefits and expenses:
Claims and other policy benefits	286,676	299,747	309,648	312,540	279,758	569,425	285,104	295,853
Policy acquisition costs and other insurance expenses	53,579	107,293	51,249	46,691	60,514	60,024	46,696	52,750
Other operating expenses	27,767	30,285	32,818	37,541	27,855	29,066	27,093	29,421
Total benefits and expenses	368,022	437,325	393,715	396,772	368,127	658,515	358,893	378,024

Income before income taxes	$18,867	$28,213	$24,302	$19,220	$12,049	$(287,006)	$14,737	$21,204

Asia Pacific Non-Traditional Segment
(unaudited)	FISCAL 2014				FISCAL 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
Net premiums	$15,651	$3,193	$5,757	$9,429	$21,718	$6,672	$6,747	$15,236
Investment income, net of related expenses	4,339	4,823	4,546	4,264	4,572	4,153	4,000	4,198
Investment related gains (losses), net	2,393	4,336	(6,062)	(5,138)	(4,999)	(4,607)	3,431	(2,299)
Other revenue	5,757	5,281	6,174	5,539	8,384	6,251	5,849	6,777
Total revenues	28,140	17,633	10,415	14,094	29,675	12,469	20,027	23,912

Benefits and expenses:
Claims and other policy benefits	16,920	6,573	9,859	8,103	18,643	9,383	12,104	17,279
Interest credited	246	234	221	195	311	274	270	263
Policy acquisition costs and other insurance expenses	710	616	603	367	1,572	147	588	517
Other operating expenses	2,820	3,495	3,621	4,006	2,956	3,004	3,023	3,398
Total benefits and expenses	20,696	10,918	14,304	12,671	23,482	12,808	15,985	21,457

Income before income taxes	$7,444	$6,715	$(3,889)	$1,423	$6,193	$(339)	$4,042	$2,455